As filed with the Securities and Exchange Commission on September 30, 1999

                                             Registration No. 333_______________

- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                          U.S. OFFICE PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                                          52-1906050
(State or other jurisdiction of                         (I.R.S. employer
 incorporation or organization)                      identification number)

                       1025 Thomas Jefferson Place, N.W.,
                         Suite 600E Washington, DC 20007
                    (Address of Principal Executive Offices)

                                 (202) 339-6700
              (Registrant's telephone number, including area code)

                          U.S. Office Products Company
                        1999 Employee Stock Purchase Plan
                            (Full title of the plan)

                               Warren D. Feldberg
                      President and Chief Executive Officer
                          U.S. Office Products Company
                  1025 Thomas Jefferson Place, N.W., Suite 600E
                              Washington, DC 20007
                                 (202) 339-6700
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------


                                 With a copy to:
                            R. Scott Kilgore, Esquire
                           Wilmer, Cutler & Pickering
                                2445 M Street, NW
                           Washington, D.C. 20037-1420
                                 (202) 663-6000

                            Mark D. Director, Esquire
                          U.S. Office Products Company
                        1025 Thomas Jefferson Place, N.W.
                                   Suite 600 E
                              Washington, DC 20007
                                 (202) 339-6700

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE


                                                                       Proposed          Proposed
                              Title of                                  Maximum           Maximum
                            Securities               Amount           Offering          Aggregate        Amount of
                               to be                  to be              Price           Offering       Registration
 Name of Plan                Registered             Registered         Per Share           Price             Fee

- ------------------------------------------------------------------------------------------------------------------------------------
1999 Employee             Common Stock, par         1,000,000          $3.6565          $3,656,500          $1016.51
Stock Purchase Plan       value $0.01 per share,

- ------------------------------------------------------------------------------------------------------------------------------------


(1) In accordance with Rule 457(h) and Rule 457(c) the aggregate offering price and the amount of the registration fee are computed on the basis of the average of the high and low prices reported in the Nasdaq Stock Market on September___, 1999.

- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. US Office Products Company (the "Registrant" or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.   Incorporation of Documents by Reference

         The Company hereby  incorporates  by reference the documents  listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a Post-Effective Amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's Form 10-K filed with the Securities and Exchange Commission on July 22, 1999.

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since April 24, 1999.

         (c) The description of the Company's Common Stock, par value $0.001 per share (the "Common Stock") under the caption "Description of Registrant's Securities to be Registered" in the Company's Amendment No. 1 to Registration Statement on Form 8-A, dated February 13, 1995, and the Company's Quarterly Report on Form 10-Q for the interim period ended July 27, 1996 disclosing, among other things, an amendment to the Company's Amended and Restated Certificate of Incorporation.

         Item 4.   Description of Securities

         Not Applicable.

         Item 5.   Interests of Named Experts and Counsel

         Not Applicable

         Item 6.   Indemnification of Directors and Officers

         Article 8 of the Company's Amended and Restated Certificate of Incorporation provides for indemnification of the directors, officers, employees and agents of US Office Products Company ("USOP") to the full extent currently permitted by law.

Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

         In addition, the USOP Amended and Restated Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, limits directors' liability to USOP and its stockholders by eliminating liability in damages for breach of fiduciary duty. Section 5.5 of the USOP Amended and Restated Certificate of Incorporation provides that neither USOP nor its stockholders may recover damages from USOP directors for breach of their fiduciary duties in the performance of their duties as directors of USOP. As limited by Section 102(b), this provision cannot, however, have the effect of indemnifying any director of USOP in the case of liability (i) for a breach of director's duty of loyalty,
(ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transactions for which the director derived an improper personal benefit.

         Item 7.   Exemption from Registration Claimed

         Not Applicable.

         Item 8.   Exhibits

         The  Exhibit  Index   attached  to  this   registration   statement  is
incorporated herein by reference.

         Item 9.   Undertakings

         The undersigned Registrant hereby undertakes the following:

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by Section 10
                                (a)(3) of the Securities Act of 1933;

                           (ii) To  reflect in the  prospectus  any facts or
                                events  arising after the effective  date of
                                the  registration  statement  (or  the  most
                                recent  post-effective   amendment  thereof)
                                that,  individually  or  in  the  aggregate,
                                represent  a   fundamental   change  in  the
                                information set forth in the registration statement;



                          (iii) To include  any  material  information  with
                                respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on September 30, 1999.

                                        U.S. OFFICE PRODUCTS COMPANY

                                         /s/ Warren D. Feldberg
                                         ---------------------------------------
                                         Warren D. Feldberg
                                         President and Chief Executive Officer



                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the Company's Chief Executive Officer, Chief Financial Officer, and Secretary have been appointed, collectively and individually, as the attorneys-in-fact of the Company and as the attorneys-in-fact of each of the directors of the Company, with full power of substitution and resubstitution for the Company and each director of the Company to sign, date, attest, and file the Registration Statement, or any other related form with respect to the registration and issuance of the stock options and the shares of Common Stock and other interests of the Company issuable under the Company's 1999 Employee Stock Purchase Plan. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                 Title                           Date

/s/ Charles P. Pieper    Chairman of the Board             September 30, 1999
- ---------------------
Charles P. Pieper


/s/ Warren D. Feldberg   President and Chief Executive     September 30, 1999
- ----------------------   Officer
Warren D. Feldberg


/s/Joseph T. Doyle       Executive Vice President and      September 30, 1999
- ------------------       Chief Financial Officer
Joseph T. Doyle

      Signature                 Title                          Date



/s/ Frank P. Doyle              Director                   September 30, 1999
- ------------------
Frank P. Doyle



/s/ Kevin J. Conway             Director                   September 30, 1999
- -------------------
Kevin J. Conway


/s/ Brian D. Finn               Director                   September 30, 1999
- -------------------
Brian D. Finn


/s/ L. Dennis Kozlowski         Director                   September 30, 1999
- -----------------------
L. Dennis Kozlowski


/s/ Milton H. Kuyers            Director                   September 30, 1999
- --------------------
Milton H. Kuyers


/s/ Allon H. Lefever            Director                   September 30, 1999
- --------------------
Allon H. Lefever


/s/ Edward J. Mathias           Director                   September 30, 1999
- ---------------------
Edward J. Mathias



* Mark D. Director, by signing his name below, signs this document on behalf of each of the persons indicated above under a power of attorney executed by each person indicated above and set forth on the signature page of the Registration Statement filed with the Securities and Exchange Commission.



BY:      /s/ Mark Director

         ------------------
          Mark D. Director

                                  EXHIBIT INDEX


Exhibit
Number        Description

4         1999 Employee Stock Purchase Plan (a)

5 Opinion of Wilmer, Cutler & Pickering, as to the legality of the securities being registered

23.1 Consent of PricewaterhouseCoopers LLP, independent certified public accountant

24        Power of attorney (included on signature pages of this Registration
          Statement)

- -----------------------

(a) Incorporated herein by reference to the Schedule 14A previously filed by the Registrant on July 30, 1999.